As filed with the Securities and Exchange Commission on April 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VERONA PHARMA PLC

(Exact name of registrant as specified in its charter)

United Kingdom	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

3 More London Riverside London SE1 2RE UK Tel: +44 203 283 4200 (Address of principal executive offices)	Not Applicable (Zip code)

Verona Pharma plc Unapproved Share Option Scheme

Verona Pharma plc EMI Option Scheme

Verona Pharma plc 2017 Incentive Award Plan

(Full title of the plan)

National Corporate Research, Ltd.

10 E. 40th Street, 10th floor

New York, NY 10016

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Copy to:

Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000	Claire A. Keast-Butler Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”  and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
	Amount	Maximum		Maximum
Title of Securities	to be	Offering Price		Aggregate		Amount of
to be Registered	Registered(1)	Per Share		Offering Price		Registration Fee
Ordinary Shares, nominal value £0.05 per share	214,000 shares(2)	$3.91	(3)	$837,082	(3)	$98
Ordinary Shares, nominal value £0.05 per share	2,590,000 shares(4)	$2.31	(5)	$5,992,543	(5)	$695
Ordinary Shares, nominal value £0.05 per share	14,333,000 shares(6)	$1.69	(7)	$24,184,874	(7)	$2,804
(1)

Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional ordinary shares, nominal value £0.05 per share (“Ordinary Shares”) of Verona Pharma plc (the “Registrant”), which may become issuable under the Verona Pharma plc Unapproved Share Option Scheme (the “Unapproved Scheme”), the Verona Pharma plc EMI Option Scheme (the “EMI Scheme”) and the Verona Pharma plc 2017 Incentive Award Plan (the “2017 Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction.

(2)		Represents Ordinary Shares issuable pursuant to options outstanding under the EMI Scheme.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and the aggregate offering price are calculated on the basis of $3.91 per share, which is the weighted average exercise price of £3.06 per share for outstanding options granted under the EMI Scheme converted from pounds sterling into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York of £1.00 to $1.2783 on April 21, 2017.

(4)		Represents Ordinary Shares issuable pursuant to options outstanding under the Unapproved Scheme.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and the aggregate offering price are calculated on the basis of $2.31 per share, which is the weighted average exercise price of £1.81 per share for outstanding options granted under the Unapproved Scheme converted from pounds sterling into U.S. dollars at the noon buying rate of the Federal Reserve Bank of New York of £1.00 to $1.2783 on April 21, 2017.

(6)

Represents Ordinary Shares reserved for issuance under the 2017 Plan, which number consists of (a) 6,333,000 Ordinary Shares initially available for issuance under the 2017 Plan and (b) an additional 8,000,000 Ordinary Shares that may become issuable under the 2017 Plan pursuant to its terms. These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents eight Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-217353).

(7)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Ordinary Shares of £1.32, as reported on AIM, a market of the London Stock Exchange, on April 25, 2017 and converted to $1.69 at the noon buying rate of the Federal Reserve Bank of New York of £1.00 to $1.2783 on April 21, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Verona Pharma plc (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                                                the Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act on April 27, 2017, in connection with the registration statement on Form F-1, as amended (Reg. No. 333-217124), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2016; and

(b)                                             the description of the Registrant’s American Depositary Shares and Ordinary Shares contained in the prospectus included in the Registrant’s registration statement on Form F-1, as amended (Reg. No. 333-217124), which description is incorporated by reference into the Form 8-A (File No. 001-38067) filed with the Commission on April 20, 2017, pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Members of the registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the registrant’s Articles of Association:

Current and former members of the registrant’s board of directors or officers shall be reimbursed for:

(a)                                 all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the registrant, including any liability incurred in defending any criminal or civil proceedings; and

(b)                                 expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company, or collectively the Statutes, arising in relation to the registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.

In the case of current or former members of the registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the registrant or any associated company,(ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the registrant as a company in which the court refuses to grant relief to the director.

In addition, members of the registrant’s board of directors and its officers who have received payment from the registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

The underwriting agreement the registrant has entered into in connection with the offering of ADSs registered pursuant to the registration statement on Form F-1, as amended (Reg. No. 333-217124) provides that the underwriters will indemnify, under certain conditions, the registrant’s board of directors and its officers against certain liabilities arising in connection with the U.S. offering of the registrant’s ADSs.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit Number	Description of Exhibit
4.1

Articles of Association of the Registrant (currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

4.2	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 18, 2017).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4

Form of Warrant issued to each of the investors named in Schedule A thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

4.5	Warrant Instrument issued to NPlus1 Singer LLP (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

5.1+	Opinion of Latham & Watkins, LLP, counsel of the Registrant.

23.1+	Consent of independent registered public accounting firm.

23.2 +	Consent of Latham & Watkins, LLP, counsel of the Registrant (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1

Verona Pharma plc Unapproved Share Option Scheme, as amended (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

99.2	Verona Pharma plc EMI Option Scheme (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

99.3	Verona Pharma plc 2017 Incentive Award Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

+        Filed herewith

Item 9.         Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom, on the 27th day of April, 2017.

VERONA PHARMA PLC

By:	/s/ Jan-Anders Karlsson
	Name:	Jan-Anders Karlsson, Ph.D.
	Title:	Chief Executive Officer

By:	/s/ Piers Morgan
	Name:	Piers Morgan
	Title:	Chief Financial Officer

National Corporate Research, Ltd.
(Authorized Representative in the United States)

By:	/s/ Colleen A. Devries
	Name:	Colleen. A Devries
	Title:	SVP on behalf of National Corporate Research, Ltd.

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Verona Pharma plc, hereby severally constitute and appoint Jan-Anders Karlsson and Piers Morgan, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jan-Anders Karlsson	Chief Executive Officer and Member of the Board (Principal Executive Officer)	April 27, 2017
Jan-Anders Karlsson, Ph.D.

/s/ Piers Morgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 27, 2017
Piers Morgan

/s/ David Ebsworth	Chairman of the Board	April 27, 2017
David Ebsworth, Ph.D.

/s/ Ken Cunningham	Member of the Board	April 27, 2017
Ken Cunningham, M.D.

/s/ Rishi Gupta	Member of the Board	April 27, 2017
Rishi Gupta

/s/ Mahendra Shah	Member of the Board	April 27, 2017
Mahendra G. Shah, Ph.D.

/s/ Andrew Sinclair	Member of the Board	April 27, 2017
Andrew Sinclair, Ph.D.

/s/ Vikas Sinha	Member of the Board	April 27, 2017
Vikas Sinha

/s/ Anders Ullman	Member of the Board	April 27, 2017
Anders Ullman, M.D., Ph.D.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1

Articles of Association of the Registrant (currently in effect) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

4.2	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 18, 2017).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

4.4

Form of Warrant issued to each of the investors named in Schedule A thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

4.5	Warrant Instrument issued to NPlus1 Singer LLP (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

5.1+	Opinion of Latham & Watkins, LLP, counsel of the Registrant.

23.1+	Consent of independent registered public accounting firm.

23.2 +	Consent of Latham & Watkins, LLP, counsel of the Registrant (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1

Verona Pharma plc Unapproved Share Option Scheme, as amended (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

99.2	Verona Pharma plc EMI Option Scheme (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

99.3	Verona Pharma plc 2017 Incentive Award Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-217124) filed on April 3, 2017).

+    Filed herewith